Exhibit 32.1

Certification of the Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002

In connection with the Annual Report of Bonanza Creek Energy, Inc. (the “Company”) on Form 10‑K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard J. Carty, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, that, to my knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

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Date: February 27, 2015
/s/ Richard J. Carty Richard J. Carty, President and Chief Executive Officer

A signed original of this written statement required by  Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within this electronic version of this written statement required by Section 906, has been provided to Bonanza Creek Energy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.